UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C.  20549

_______________

FORM 8-K/A

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d)
OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of Earliest Event Reported) – May 16, 2016

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THE ULTIMATE SOFTWARE GROUP, INC.
(Exact name of Registrant as specified in its charter)

Delaware (State or other jurisdiction of Incorporation)	000-24347 (Commission File Number)	65-0694077 (IRS Employer Identification No.)
2000 Ultimate Way, Weston, Florida (Address of principal executive offices)		33326 (Zip Code)

       (954) 331-7000
(Registrant's telephone number, including area code)

Check the appropriate box below if the Form 8-K is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐Written communication pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐Pre-commencement communications pursuant to Rule 13e-4(c ) under the Exchange Act (17 CFR 240.13e-4(c ))

EXPLANATORY NOTE
This Form 8-K/A amends Item 5.07 of the Form 8-K filed by The Ultimate Software Group, Inc. (the “Company”) on May 17, 2016 (the “Original Filing”).  Item 5.07 of the Original Filing reported the voting of results of the 2016 Annual Meeting of Shareholders held on May 16, 2016.  This Form 8-K/A corrects the voting results reported in the Original Filing for the third proposal. The corrected numbers had no material impact on the outcome of the matters voted upon.  No other changes have been made to the Original Filing.

Item 5.07.  Submission of Matters to a Vote of Security Holders.

The Ultimate Software Group, Inc. ("Ultimate") held its 2016 Annual Meeting on May 16, 2016.  The principal business of the meeting was (i) to elect two directors to serve until the 2019 Annual Meeting of stockholders or until their successors are duly elected and qualified; (ii) to ratify the appointment of KPMG LLP as Ultimate’s independent registered public accounting firm for the fiscal year ending December 31, 2016; (iii) to approve by non-binding advisory vote the compensation paid to Ultimate’s named executive officers; and (iv) to approve the Amended and Restated 2005 Equity Incentive Plan. The final voting results for each of the proposals submitted to a vote are below.

(i) The names of the nominees for directors whose term expired at the 2016 Annual Meeting and who were elected at the 2016 Annual Meeting to serve as directors until the 2019 Annual Meeting of stockholders are as follows:

Nominee	Shares For	Shares Against	Shares Abstain	Non Votes
Scott Scherr	26,955,228	610,061	17,129	2,002,133
Alois Leiter	26,110,750	1,453,796	17,872	2,002,133

(ii) The results of the vote to ratify the appointment of KPMG LLP as Ultimate’s independent registered public accounting firm for the fiscal year ending December 31, 2016 are as follows:

Shares For	Shares Against	Shares Abstain	Non Votes
29,358,307	208,569	17,675	—

(iii) The results of the non-binding advisory vote to approve the compensation paid to Ultimate’s named executive officers are as follows:

Shares For	Shares Against	Shares Abstain	Non Votes
16,690,997	9,823,068	1,068,353	2,002,133

(iv) The results of the vote to approve the Amended and Restated Equity Incentive Plan are as follows:

Shares For	Shares Against	Shares Abstain	Non Votes
23,945,447	3,611,160	25,811	2,002,133

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

THE ULTIMATE SOFTWARE GROUP, INC.

By: /s/ Mitchell K. Dauerman
Mitchell K. Dauerman
Executive Vice President, Chief Financial Officer and Treasurer
(Principal Financial and Accounting Officer)

Dated: May 19, 2016